UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2016 (July 8, 2016)

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
Introductory Note
On July 12, 2016, TAL International Group, Inc., a Delaware corporation (“TAL”), Triton International Limited, a Bermuda exempted company (the “Company”), Triton Container International Limited, a Bermuda exempted company (“Triton”), Ocean Delaware Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Delaware Merger Sub”), and Ocean Bermuda Sub Limited, a Bermuda exempted company and direct wholly owned subsidiary of the Company (“Bermuda Merger Sub”), completed the transactions contemplated by the previously announced Transaction Agreement, dated as of November 9, 2015, by and among TAL, the Company, Triton, Delaware Merger Sub and Bermuda Merger Sub (as amended from time to time, the “Transaction Agreement”).
This Amendment No. 2 speaks as of the original filing date of the Original Filing on July 14, 2016 and reflects only the additions to Item 9.01 which include the attached exhibits for the Financial Statements of the Business Acquired and the Pro Forma Financial Information. No other information included in the Original Filing, except as noted has been modified or updated in any way. The Company has made no attempt in this Amendment No. 2 to modify or update the disclosures presented in the Original Filing other than as noted above. Also, this Amendment No. 2 does not reflect events occurring after the filing of the Original Filing. Accordingly this Amendment No. 2 should be read in conjunction with Original Filing.

Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.
The audited financial statements required by this item were previously reported in, or incorporated by reference into, the Registration Statement.
The unaudited financial statements required by this item are included in the Exhibits below.
(b)    Pro Forma Financial Information.
The pro forma financial information required by this item are included in the Exhibits below.
(d)     Exhibits

Exhibit No.	Description of Exhibit
99.1	Q1'2016 Triton Container International Limited unaudited 10Q*
99.2	Q1'2016 Triton Container International Limited and TAL International Group, Inc. Unaudited Pro Forma Combined Financial Statements*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON INTERNATIONAL LIMITED

July 22, 2016	By:	/s/ JOHN BURNS
	Name:	John Burns
	Title:	Chief Financial Officer